UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2026

RMG ML Sports Holdings

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43340	98-1904489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Tahoe Blvd STE 802 PMB 45

Incline Village, NV 89451

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (775) 204-1489

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right to receive one-eighth (1/8) of one Class A ordinary share upon the consummation of the Company’s initial business combination	SHOTU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	SHOT	The Nasdaq Stock Market LLC
One right to receive one-eighth (1/8) of one Class A ordinary share upon the consummation of the Company’s initial business combination	SHOTR	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on June 11, 2026, RMG ML Sports Holdings (the “Company”) consummated its initial public offering (“IPO”) of 20,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one right to receive one-eighth (1/8) of one Ordinary Share (the “Rights”) upon the consummation of the Company’s initial business combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The Company granted Santander US Capital Markets LLC, as representative of the several underwriters named on Schedule I thereto (the “Underwriter”), the right to purchase up to an additional 3,000,000 units to cover over-allotments, within 45 days of the closing (the “Over-Allotment Option”).

Also as previously reported, on June 11, 2026, simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 210,000 Units (the “Private Placement Units”) to RMG ML Sports Holdings Sponsor LLC (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $2,100,000.

A total of $200,000,000 of the proceeds from the IPO and Private Placement (which amount includes $6,000,000 of the underwriters’ deferred discount) was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of June 11, 2026, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

As previously disclosed, subsequently, on June 11, 2026, the Underwriter partially exercised the Over-Allotment Option for 1,650,000 Units. The closing of the issuance and sale of the additional Units (the “Over-Allotment Option Units”) occurred on June 15, 2026. The total aggregate issuance by the Company of 1,650,000 Over-Allotment Option Units at a price of $10.00 per unit generated total gross proceeds of $16,500,000.

On June 15, 2026, an additional $16,500,000 consisting of the net proceeds from the sale of the Over-Allotment Option Units was placed in the trust account, resulting in a total of $216,500,000 held in the trust account.

On June 16, 2026, the underwriters informed the Company that they would not exercise the remainder of the Over-Allotment Option. As a result, on June 16, 2026, 450,000 Class B ordinary shares of the Company were forfeited by the Sponsor.

An unaudited pro forma balance sheet reflecting receipt of the proceeds from the sale of the Over-Allotment Option Units is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Audited Balance Sheet as of June 11, 2026.
99.2	Pro Forma Balance Sheet
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMG ML SPORTS HOLDINGS

	By:	/s/ James Carpenter
	Name:	James Carpenter
	Title:	Chief Executive Officer

Dated: June 17, 2026

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